As filed with the Securities and Exchange Commission on January 31, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCEPCS
(Exact name of Registrant as specified in its charter)

Delaware	75-2493381
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

5215 North O’Connor Boulevard	75039
Suite 1600	(Zip Code)
Irving, Texas
(Address of principal executive offices)

Amended and Restated Incentive Stock Option Plan
(Full title of the plan)

David D. Halbert
Chairman of the Board and Chief Executive Officer
5215 North O’Connor Boulevard, Suite 1600
Irving, Texas 75039
(469) 420-6000
(Name and address, including zip code, and
telephone number of agent for service)

Copies to:
J. Kenneth Menges, Jr., P.C.
Akin, Gump, Strauss, Hauer & Feld, L.L.P
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4675
(214) 969-2800

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee

Class A common stock, par value $0.01	3,000,000	$28.26	$84,780,000	$7,800

(1)	Issuable upon exercise of options available for grant under the Amended and Restated Incentive Stock Option Plan. This registration statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the plan.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h). The calculation of the proposed maximum offering price is based upon the average of the high and low sales prices of the Class A common stock of AdvancePCS on January 28, 2002, as reported by the Nasdaq National Market.

SIGNATURES
INDEX TO EXHIBITS
EX-5 Opinion/Consent of Aking, Gump LLP
EX-23.2 Consent of Arthur Andersen LLP

Incorporation of Documents by Reference

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan were filed with the Securities and Exchange Commission on September 5, 1997, July 20, 1999, January 28, 2000 and May 3, 2001. Accordingly, pursuant to General Instruction E of Form S-8 promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statements on Form S-8 (File Nos. 333-34999, 333-83225, 333-95569, and 333-60148), filed with the Securities and Exchange Commission on September 5, 1997, July 20, 1999, January 28, 2000 and May 3, 2001, respectively, are incorporated herein by reference.

Amendment No. 2 to the Amended and Restated Incentive Stock Option Plan

     Amendment No. 2 to the Amended and Restated Incentive Stock Option Plan, also referred to as the Incentive Plan, was approved by the stockholders of AdvancePCS at its annual meeting of stockholders on November 1, 2001. The amendment to the Incentive Plan increases the number of shares of Class A common stock available for grant under the Incentive Plan by 3,000,000 shares, thereby totaling 22,436,000 shares of Class A common stock available for issuance. A copy of Amendment No. 2 to the Incentive Plan is an exhibit to this Registration Statement on Form S-8.

Exhibits

     See Index to Exhibits, attached hereto.

[The remainder of this page is intentionally left blank]

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on January 31, 2002.

ADVANCEPCS

By:	/s/ David D. Halbert David D. Halbert Chairman of the Board and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints David D. Halbert and T. Danny Phillips, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits and other documents relating thereto, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 31, 2002.

Signature	Title

/s/ David D. Halbert David D. Halbert	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Jon S. Halbert Jon S. Halbert	Vice Chairman, e-Business and Technology and Director

/s/ David A. George David A. George	President and Director

/s/ T. Danny Phillips T. Danny Phillips	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)

/s/ Ramsey A. Frank Ramsey A. Frank	Director

Signature	Title

/s/ Stephen L. Green Stephen L. Green	Director

/s/ David R. Jessick David R. Jessick	Director

/s/ Paul S. Levy Paul S. Levy	Director

/s/ Robert G. Miller Robert G. Miller	Director

/s/ Jean-Pierre Millon Jean-Pierre Millon	Director

/s/ Michael D. Ware Michael D. Ware	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

4.1	Form of Class A common stock certificate of AdvancePCS (incorporated by reference to Exhibit 4.1 of AdvancePCS’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 14, 2000)
4.2	Second Amended and Restated Certificate of Incorporation of AdvancePCS (incorporated by reference to Exhibit 99.1 of AdvancePCS’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11, 2000)
4.3	First Amendment to Second Amended and Restated Certificate of Incorporation of AdvancePCS (incorporated by reference to Exhibit 99.1 of AdvancePCS’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 9, 2001)
4.4	Second Amended and Restated Bylaws of AdvancePCS (incorporated by reference to Exhibit 3.1 of AdvancePCS’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 16, 2000)
4.5	Amended and Restated Incentive Stock Option Plan (incorporated by reference from AdvancePCS’s Proxy Statement, as filed with the Securities and Exchange Commission on October 22, 1999)
4.6	Amendment No. 1 to the Amended and Restated Incentive Stock Option Plan (incorporated by reference to Exhibit 4.5 to AdvancePCS’s Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on May 3, 2001)
4.7	Amendment No. 2 to the Amended and Restated Incentive Stock Option Plan (incorporated by reference to Exhibit 10.1 to AdvancePCS’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 14, 2001)
5*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5)
23.2*	Consent of Arthur Andersen LLP.
24*	Power of Attorney (included on the signature page of this registration statement)

*	Filed herewith